UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (or Date of Earliest Event Reported): February 1, 2006
Trinsic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant's Business and Operations
Item 1.01   Entry into a Material Definitive Agreement
     On February 1, 2006, we amended our accounts receivable financing facility with Thermo Credit LLC ("Thermo") by increasing the facility to $33 million. The amendment also gives us the option to further increase the facility up to $38 million during the next six months.
Section 2 — Financial Information
Item 2.02   Completion of Acquisition or Disposition of Assets
     On February 1, 2006 we acquired 96,151 UNE-P local access lines, located primarily in the eastern U.S., from Sprint Nextel Corp. (NYSE: S). UNE-P is short for "unbundled network element platform," a regulatory regime whereby competitive telephone companies utilize the facilities of the traditional or "incumbent" telephone companies to provide their services. We acquired the lines pursuant to a definitive agreement dated October 25, 2005. Under the agreement we purchased the lines for $9,615,100, of which we paid $2,403,775 at closing. The remainder will be paid in 15 equal monthly payments of $480,755.
Item 2.03    Creation of a Direct Financial Obligation
     See Item 2.02 above for a description a direct financial obligation associated with the acquisition of local access lines.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: February 7, 2006.

TRINSIC, INC.
BY:	/s/ Horace J. Davis, III
	Name:	Horace J. Davis, III
	Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.